AMENDMENT NO. 3
TO
SPRINT/SHENANDOAH FORBEARANCE AGREEMENT

          THIS AMENDMENT NO. 3 (this “Amendment”), dated as of April 14, 2006, to the SPRINT/SHENANDOAH FOREBEARANCE AGREEMENT (the “Forbearance Agreement”), dated as of August 9, 2005, as amended, by and among SPRINT CORPORATION, SPRINT SPECTRUM L.P., WIRELESSCO L.P., SPRINT COMMUNICATIONS COMPANY L.P., SPRINT TELEPHONY PCS, L.P., APC PCS, LLC, PHILLIECO, L.P. AND SPRINT PCS LICENSE, L.L.C. (collectively, “Sprint”); and SHENANDOAH PERSONAL COMMUNICATIONS COMPANY (the “Affiliate”). Capitalized terms used but not defined in this Amendment have the meanings assigned to them in the Forbearance Agreement.

RECITALS

          A.          The parties have previously executed the Forbearance Agreement.

          B.          The parties desire to amend the Forbearance Agreement as set forth in this Amendment.

          NOW THEREFORE, in consideration of the mutual promises contained in this Amendment, the parties agree as follows.

                    1.           Amendment. Section 4.1 of the Forbearance Agreement is superseded and replaced in its entirety with the following:

          Section 4.1 Term. Unless earlier terminated pursuant to Section 2.10(a), 2.10(d) or Section 4.2, this Agreement will terminate on the earlier of (a) July 14, 2006 and (b) the date any decision after trial is rendered by the Court of Chancery of the State of Delaware in connection with the merits of the consolidated action involving Ubiquitel Inc. and Ubiquitel Operating Company v. Sprint Corporation, Sprint Spectrum L.P., WirelessCo L.P., Sprint Communications Company L.P., Sprint Telephony PCS, L.P., Sprint PCS License, L.L.C. and Nextel Communications, Inc. (Civil Action No. 1489-N) and Horizon Personal Communications, Inc. and Bright Personal Communications Services, LLC v. Sprint Corporation, WirelessCo L.P., Sprint Spectrum L.P., SprintCom, Inc., Sprint Communications Company L.P., Nextel Communications, Inc., PhillieCo L.P. and APCS PCS LLC (Civil Action No. 1518-N) (the “Decision Date”); provided that if the Decision Date occurs prior to July 14, 2006, Sprint will comply with any restrictions contained in such judicial decision that are of the type contained in Article II of this Agreement until July 14, 2006 as if such restrictions applied to the Service Area.

                    2.           Full Force and Effect. Except as expressly amended by this Amendment, the Forbearance Agreement remains in full force and effect.

          IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers as of the date and year first above written.

SPRINT NEXTEL CORPORATION

By:

Name: Tim Kelly
Title: President

WIRELESSCO L.P.

By:

Name: Tim Kelly
Title: President

SPRINT COMMUNICATIONS COMPANY L.P.

By:

Name: Tim Kelly
Title: President

SPRINT TELEPHONY PCS, L.P.

By:

Name: Tim Kelly
Title: President

SPRINT SPECTRUM L.P.

By:

Name: Tim Kelly
Title: President

APC PCS, LLC

By:

Name: Tim Kelly
Title: President

PHILLIECO, L.P.

By:

Name: Tim Kelly
Title: President

SPRINT PCS LICENSE, L.L.C.

By:

Name: Tim Kelly
Title: President

SHENANDOAH PERSONAL COMMUNICATIONS COMPANY

By:

Name: Christopher E. French
Title: President